EXHIBIT 10.21

TRANSITION SERVICES AGREEMENT – AMENDMENT 2
This Amendment 2 (“Amendment 2”) to the TRANSITION SERVICES AGREEMENT (the “Agreement”), by and between Ziff Davis Inc., a Delaware corporation (“Parent” or “Ziff Davis”), and Consensus Cloud Solutions, Inc. a Delaware corporation (“SpinCo” or “Consensus”) is made and effective as of January 3, 2023. Parent and SpinCo are individually referred to herein as a “Party,” and collectively as the “Parties.”

R E C I T A L S:

WHEREAS, the Parties entered into the Agreement to set forth the terms and conditions pursuant to which each of the Parties shall provide Services to the other Party for a transitional period;
WHEREAS, select services, as further detailed in Schedule B of the Agreement (“Services”) have been identified by the Parties as required to continue to ensure a complete an orderly transition between the Parties;
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
1.The second line item on page 3 of Schedule B of the Agreement is replaced with the following:

Service	End Date
Ziff Davis to provide continued shared network device and internet	March 31, 2023
access within the Dublin and Ottawa while new circuits are	(Dublin)
installed. During this time, both parties will continue to use the	March 31, 2023
existing network until separation is complete. Consensus to provide	(Ottawa)
continued use of BT internet services and assistance with
restoration of Lumen services in support of Ziff Davis's dedicated internet access requirements

2.For purposes of this Agreement (including the Recitals hereof), the following capitalized terms have the following meanings, and capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement or the Separation and Distribution Agreement, as applicable.

IN WITNESS WHEREOF, the Parties have caused this Amendment 2 to be executed by their duly authorized representatives as of the date first written above.

ZIFF DAVIS, INC.

/s/ Robert Taylor
Robert Taylor
Dated:	January 3, 2023	Deputy General Counsel

CONSENSUS CLOUD SOLUTIONS, INC.

/s/ Vithia Aubee
Vithia Aubee
Dated:	January 3, 2023	Chief Legal Officer